Exhibit 10.2

CIVEO CORPORATION

PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (“Agreement”) is made between Civeo Corporation, a British Columbia Corporation (the “Company”) and ________ (the “Participant”), regarding a Performance Share Award of ______ Restricted Share Units (this “Award”) granted to the Participant on February 23, 2016 (the “Grant Date”), pursuant to the 2014 Equity Participation Plan of Civeo Corporation (the “Plan”), such Award is subject to the following terms and conditions:

1.     Relationship to Plan. This Award is subject to all of the terms, conditions and provisions of the Plan, including the Performance Share Award Program (the “Program”) and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as otherwise provided herein, capitalized terms shall have the same meanings ascribed to them under the Plan or Program, as applicable. The Restricted Share Units are intended to represent a Performance Share Award under the Program, representing the right to receive the value of the Award in cash or Common Shares of the Company, subject to the satisfaction of the terms and conditions of this Agreement.

2.     Performance Targets and Settlement. The number of Restricted Share Units that the Participant may receive pursuant to this Agreement, if any, will depend on the Performance Measure achieved against the comparator peer group as defined in Appendix 1 attached hereto, as determined by the Committee and such vested Restricted Share Units shall be settled in cash or Common Shares, as determined by the Committee in its discretion, no later than the fifteenth day of the third month following the end of the Performance Period.

3.     No Rights as Shareholder. The Participant shall have no rights as a shareholder as a result of the grant of Restricted Share Units hereunder.

4.     Withholding. To the extent that the grant, vesting or payment of an Award results in the receipt of compensation by the Participant with respect to which the Company or its Affiliate has a tax withholding obligation pursuant to applicable law, the Company or its Affiliate is authorized to withhold from any payment due under this Award or from any other compensation or other amount owing to the Participant the amount of such applicable taxes or other statutory remittances payable in respect of the lapse of restrictions hereon and to take such other action as may be necessary in the opinion of the Company or its Affiliate to satisfy its withholding obligations for the payment of such taxes or other statutory remittances.

5.     Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas.

6.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under the Participant.

7.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

8.     Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to this Award.

9.    Amendment. This Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Company and the Participant.

CIVEO CORPORATION

By:

Date:	Name:	Bradley Dodson

	Title:	President & Chief Executive Officer

The Participant hereby accepts the foregoing Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

PARTICIPANT:

Date:
Name

Appendix 1

Performance Comparator Group

2016-18 Peer Group:

Basic Energy Services Inc.

Black Diamond Group Ltd.

Forum Energy Technologies Inc.

Horizon North Logistics Inc.

Matrix Service Inc.

Newpark Resources Inc.

Newalta Corp.

Oil States International Inc.

Precision Drilling Corp.

Savanna Energy Services Corp.

Tesco Corp.

TETRA Technologies Inc.

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